
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Gehl
Company's condensed consolidated balance sheet at September 30, 2000 and condensed consolidated statements of income for the nine-month period ended
September 30,2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                    9-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                              JAN-1-2000
<PERIOD-END>                               SEP-30-2000
<CASH>                                            2808
<SECURITIES>                                         0
<RECEIVABLES>                                    91535
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                      45741
<CURRENT-ASSETS>                                148875
<PP&E>                                           91634
<DEPRECIATION>                                   47469
<TOTAL-ASSETS>                                  226017
<CURRENT-LIABILITIES>                            54627
<BONDS>                                          59455<F2>
<COMMON>                                           538
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      101414
<TOTAL-LIABILITY-AND-EQUITY>                    226017
<SALES>                                         201812
<TOTAL-REVENUES>                                201812
<CGS>                                           146361
<TOTAL-COSTS>                                   146361
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                3469
<INCOME-PRETAX>                                  14440
<INCOME-TAX>                                      5054
<INCOME-CONTINUING>                               9386
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                      9386
<EPS-BASIC>                                     1.70<F3>
<EPS-DILUTED>                                     1.65

<F1>The Company presents receivables on a net basis in compliance with Article
10 of Regulation S-X.
<F2>Includes all non-current portion of debt obligations
<F3>The EPS under the "EPS-Primary" tag represents Basic Earnings Per Share.

